EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statements Nos. 333-143004, 333-144820, 333-159715, 333-164792, 333-184772 and 333-189351 on Form S-8 of our report dated March 13, 2017 with respect to our audit of the 2016 consolidated financial statements of Advanced Emissions Solutions, Inc. and subsidiaries, included in this Annual Report on Form 10-K of Advanced Emissions Solutions, Inc. for the year ended December 31, 2017.

/s/ Hein & Associates LLP

Denver, Colorado
March 12, 2018